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                                                                    Exhibit 99.1


CHROMCRAFT REVINGTON, INC.                           1100 N. Washington Street
                                                     P.O. Box 238
                                                     Delphi, Indiana 46923-0238
                                                     Phone 765-564-3500
                                                     Fax 765-564-6673



For Immediate Release                           For more information contact:
Wednesday, August 3, 2005                       Frank T. Kane
                                                Vice President-Finance & CFO


                           Chromcraft Revington, Inc.
              Chief Executive Officer Elected Chairman of the Board


         Delphi, Indiana, August 3, 2005 - Chromcraft Revington, Inc. (AMEX:CRC) announced that the Board of Directors elected Benjamin M. Anderson-Ray, the Company's Chief Executive Officer, to the additional position of Chairman of the Board, effective on August 1, 2005. Mr. Anderson-Ray had previously been appointed to the Company's board of directors on June 22, 2005.

         Ronald H. Butler had been serving as the interim non-executive Chairman of the Board through July 31. Mr. Butler will continue as a director of the Company and as a member of each of the Board's committees, including Chairman of the Strategy Committee.

         Chromcraft Revington designs, manufactures and sells residential and commercial furniture throughout the United States under the "Chromcraft," "Peters-Revington," "Silver Furniture," "Cochrane Furniture" and "Sumter Cabinet" brand names.




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